SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of report (Date of earliest event reported): July 17, 2002

BELLACASA PRODUCTIONS, INC.
Commission file number 000-49707
A Nevada Corporation	I.R.S. Employer Identification No. 58-2412118
Universal Studios, 100 Universal City Plaza, Building #2352, Suite 305, Universal City, California 91608

ITEM 6. Resignation of Registrant's Directors

On July 17, 2002, Mr. Frank LaLoggia resigned as a member of our board of directors. He also resigned his position as our president and chief executive officer.

Our board members accepted Mr. LaLoggia's resignations and elected Howard E. Kerbel, Esq. to fill the vacancy on the board of directors. Mr. Kerbel was then appointed president replacing Mr. LaLoggia.

Mr. Kerbel, age 59, has been a practising barrister in Toronto, Ontario from 1971 to the present, except for the period from 1994 to 1997. His law practise is primarily in the fields of civil, criminal and commercial litigation. From 1995 to 1997, Mr. Kerbel was the chief executive officer and chief operating officer of Pascal and Company, Wolverhampton, England, which was involved in the provision of lottery services to charitable lotteries including England's second national lottery-NHS Lotto. Mr. Kerbel received his B.A. degree from University of Toronto and his J.D. degree from the University of Toronto Law School. Mr. Kerbel's immediate focus will be on determining the future course of our company. He will be reviewing our various options which include: continuing as a development stage motion picture company; being acquired by an existing private company in a related industry; or being acquired by a company in a non-related industry.

Ms. Susan Schindler, our secretary-treasurer resigned, effective July 17, 2002, and our director Scott Schomer resigned, effective July 18, 2002.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BellaCasa Productions, Inc.

By:	/s/ Howard E. Kerbel

Howard E. Kerbel President

Date:	July 17, 2002